Exhibit 99.1

Vertical Computer Systems’ SUBSIDIARY PLOINKS, INC. SECUREs APPLE’s APPROVAL OF ITS iOS VERSION of PLOINKS

Richardson, Texas, June 3, 2019— Vertical Computer Systems, Inc. (OTC PINK: VCSY) is pleased to announce that Apple has approved the iOS version of the Ploinks® mobile application developed by its subsidiary, Ploinks, Inc. for use between Apple iOS mobile devices.

“With Apple’s approval of the iOS version of the Ploinks® application coupled with the issuance of our recent peer-to-peer patent, we have reached significant milestones for our technology,” said Richard Wade, President and CEO of Ploinks, Inc. and VCSY, its parent company.

Ploinks® allows users to share their personal data, including text messages and photos, without routing such data through a centralized server since their mobile device is used as the server of any content they share with other Ploinks® users. Consequently, Ploinks® gives each user to the ability to remove viewing privileges of any shared content with anyone with whom the Ploinks® user had previously granted access for viewing of such content. This allows each Ploinks® user to maintain their personal ownership rights of any content they share with other Ploinks® users.

Ploinks® is currently available to anyone who uses Android smartphones or another enabled Android mobile device. People may download Ploinks® and get their own personal Ploinks Secure Personal Capsule™ by visiting www.ploinks.com or Ploinks® on Google Play. The Ploinks Secure Personal Capsule™ costs $4.99 per month per subscriber and allows for download of the Ploinks® mobile app on up to two Android smartphones or mobile devices and also includes the Puddle™ backup and storage application for use on a Windows-based PC.

Ploinks® is currently only available for communications between users located within the United States.

Forward-looking statements disclosure: This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which represent VCSY's expectations or beliefs concerning future events. Any statements that describe VCSY's objectives, plans or goals are forward-looking statements. All forward-looking statements in this release are based upon information available to VCSY on the date of this release. VCSY undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. With the exception of historical information contained herein, the matters discussed in this press release involve risk and uncertainties. Actual results could differ materially from those expressed in any forward-looking statement.

ABOUT VERTICAL COMPUTER SYSTEMS, INC.

Vertical Computer Systems, Inc. (OTC PINK:VCSY) is a provider of administrative software, Internet core technologies and derivative software application products. VCSY's subsidiary Now Solutions, Inc., distributes emPath™, a payroll and human resources software solution. Another subsidiary, Ploinks, Inc., has developed Ploinks®, a private communication channel. VCSY's primary Internet core technologies include the Private Communication Platform, SiteFlash™ and the Emily™ XML Scripting Language, which can be used to build web services. For the latest news, please visit www.VCSY.com and https://twitter.com/VCSYInc (or by searching for “@VCSYInc” on Twitter).

ABOUT PLOINKS, INC.

Ploinks, Inc., is a software company that develops personal private communication products. “Ploinks®” is a personal private communication channel, which, together with the Puddle™, a backup solution for personal data of Ploinks® users, forms the Ploinks Secure Personal Capsule™. Ploinks, Inc. is also developing “Ploinks for Business™”, a private communication product for businesses who want to have secure communications with their outside constituents, such as fans, customers, clients and other third parties. Ploinks, Inc. is a subsidiary of Vertical Computer Systems, Inc. (OTCQB: VCSY). To keep up with the latest Ploinks news, please visit www.ploinks.com and https://twitter.com/PloinksInc (or search for “@PloinksInc” on Twitter).

Media Contacts:

Vertical Computer Systems, Inc.
(972) 437-5200

PRinfo@vcsy.com

Source: Vertical Computer Systems, Inc.

Related Links

https://www.vcsy.com

https://www.ploinks.com